AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) duly established a new series of shares titled NT Disciplined Growth Fund, and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

SIXTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the fifteen (15) series of stock and aggregate par value of each class was as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Global Gold Fund	Investor	270,000,000	$2,700,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Income & Growth Fund	Investor	220,000,000	$2,200,000
	Institutional	20,000,000	200,000
	A	75,000,000	750,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Equity Growth Fund	Investor	350,000,000	$3,500,000
	Institutional	90,000,000	900,000
	A	50,000,000	500,000
	C	10,000,000	100,000
	R	10,000,000	100,000

Utilities Fund	Investor	100,000,000	$1,000,000

Disciplined Growth Fund	Investor	130,000,000	$1,300,000
	Institutional	140,000,000	1,400,000
	A	35,000,000	350,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Equity Market Neutral Fund	Investor	40,000,000	$400,000
	Institutional	10,000,000	100,000
	A	20,000,000	200,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Small Company Fund	Investor	150,000,000	$1,500,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	10,000,000	100,000
	R	5,000,000	50,000

NT Equity Growth Fund	Institutional	310,000,000	$3,100,000

NT Small Company Fund	Institutional	135,000,000	$1,350,000

International Core Equity Fund	Investor	10,000,000	$100,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Core Equity Plus Fund	Investor	50,000,000	$500,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Disciplined Growth Plus Fund	Investor	10,000,000	$100,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Strategic Inflation Opportunities Fund	Investor	50,000,000	$500,000
	Institutional	40,000,000	400,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	5,000,000	50,000

NT Core Equity Plus Fund	Institutional	100,000,000	$1,000,000

Emerging Markets Value Fund	Investor	50,000,000	$500,000
	Institutional	40,000,000	400,000
	A	40,000,000	400,000
	C	35,000,000	350,000
	R	5,000,000	50,000

SEVENTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation among the remaining sixteen (16) series of stock of the Corporation and the various classes of each as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Global Gold Fund	Investor	270,000,000	$2,700,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Income & Growth Fund	Investor	220,000,000	$2,200,000
	Institutional	20,000,000	200,000
	A	75,000,000	750,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Equity Growth Fund	Investor	350,000,000	$3,500,000
	Institutional	90,000,000	900,000
	A	50,000,000	500,000
	C	10,000,000	100,000
	R	10,000,000	100,000

Utilities Fund	Investor	100,000,000	$1,000,000

Disciplined Growth Fund	Investor	100,000,000	$1,000,000
	Institutional	50,000,000	500,000
	A	35,000,000	350,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Equity Market Neutral Fund	Investor	40,000,000	$400,000
	Institutional	20,000,000	200,000
	A	20,000,000	200,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Small Company Fund	Investor	140,000,000	$1,400,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	10,000,000	100,000
	R	5,000,000	50,000

NT Equity Growth Fund	Institutional	310,000,000	$3,100,000

NT Small Company Fund	Institutional	135,000,000	$1,350,000

International Core Equity Fund	Investor	10,000,000	$100,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Core Equity Plus Fund	Investor	50,000,000	$500,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Disciplined Growth Plus Fund	Investor	10,000,000	$100,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

Strategic Inflation Opportunities Fund	Investor	50,000,000	$500,000
	Institutional	40,000,000	400,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	5,000,000	50,000

NT Core Equity Plus Fund	Institutional	100,000,000	$1,000,000

Emerging Markets Value Fund	Investor	50,000,000	$500,000
	Institutional	40,000,000	400,000
	A	40,000,000	400,000
	C	35,000,000	350,000
	R	5,000,000	50,000

NT Disciplined Growth Fund	Investor	30,000,000	$300,000
	Institutional	90,000,000	900,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or Class or any unissued shares that have not been allocated to a series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and Classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:  The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

IN WITNESS WHEREOF, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 18th day of December, 2014.

ATTEST:		AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

/s/ Otis H. Cowan _______________		/s/Charles A. Etherington_____________________
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: December 18, 2014	/s/ Charles A. Etherington____________________
Charles A. Etherington, Senior Vice President